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                                                                      Exhibit 21


                             Subsidiaries of inTEST



                                 inTEST Limited
                             inTEST Kabushiki Kaisha
                               inTEST PTE, Limited
                             inTEST Sunnyvale Corp.
                            inTEST Investments, Inc.
                                 inTEST IP Corp.
                             inTEST Licensing Corp.